                                                                      Exhibit 24

                               POWER OF ATTORNEY

     Each of the undersigned directors and/or officers of C.H. Robinson Worldwide Inc., a Delaware corporation (the "Corporation"), (a) hereby constitutes and appoints Owen P. Gleason, D. R. Verdoorn and Chad M. Lindbloom, and each of them (with full power to each of them to act alone), the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for the undersigned in the undersigned's name, place and stead, in any and all capacities (including without limitation, as director and/or principal executive officer, principal financial officer, principal accounting officer or any other officer of the Corporation), (i) to sign a registration statement, and any and all amendments thereto, including post-effective amendments, on Form S-8 relating to the Robinson Companies Nonqualified Deferred Compensation Plan (the "Plan"), and the deferred compensation obligations under the Plan, which is to be filed with the United States Securities and Exchange Commission, with all exhibits thereto, and any and all documents in connection therewith, and (ii) to perform each and every act and do each and every thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present; and (b) hereby ratifies, approves and confirms all that each of the above-named attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 29th day of September, 2000.

           Signature                       Title
           ---------                       -----

/s/ D.R. Verdoorn                     Chairman of the Board and Chief Executive
---------------------------           Officer
D.R. Verdoorn                         (principal executive officer)


/s/ Chad M. Lindbloom                 Vice President and Chief Financial Officer
---------------------------           (principal financial officer)
Chad M. Lindbloom


/s/ Thomas K. Mahlke                  Corporate Controller
---------------------------           (principal accounting officer)
Thomas K. Mahlke


/s/ Dale S. Hanson                    Director
---------------------------
Dale S. Hanson


/s/ Looe Baker III                    Director
---------------------------
Looe Baker III


/s/ Barry Butzkow                     Senior Vice President and Director
---------------------------
Barry Butzkow



/s/ Owen P. Gleason                   Vice President, General Counsel, Secretary
---------------------------           and Director
Owen P. Gleason


/s/ Gregory D. Goven                  Senior Vice President and Director
---------------------------
Gregory D. Goven


/s/ Robert Ezrilov                    Director
---------------------------
Robert Ezrilov


/s/ Gerald A. Schwalbach              Director
---------------------------
Gerald A. Schwalbach